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                            ALLAIRE CORPORATION
                                 EXHIBIT 11
       STATEMENT RE: COMPUTATION OF UNAUDITED NET LOSS PER SHARE
                     AND PRO FORMA NET LOSS PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
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
                                            THREE MONTHS ENDED
                                               MARCH 31,
                                            1999          1998
                                            ----         ------
Basic and diluted net loss per share:
Net loss                                   $(1,684)     $(2,211)
                                           -------      -------
                                           -------      -------
    Basic and diluted weighted average
      common shares outstanding              8,819        2,477
                                           -------      -------
                                           -------      -------
Basic and diluted net loss per share       $ (0.19)     $ (0.89)
                                           -------      -------
                                           -------      -------

                                                              THREE MONTHS ENDED MARCH 31,
                                                                     1999       1998
                                                                    -----      ------
Pro forma basic and diluted net loss per share:
Net loss                                                          $(1,684)     $(2,211)
                                                                  -------      -------
                                                                  -------      -------

Pro forma basic and diluted weighted average shares outstanding

    Shares attributable to common stock (1)                         8,859        2,987

    Shares attributable to the assumed conversion of
      convertible preferred stock upon closing of the
      initial public offering                                         898        3,817
                                                                  -------      -------

Pro forma basic and diluted weighted average shares outstanding     9,757        6,804
                                                                  -------      -------
                                                                  -------      -------
Pro Forma basic and diluted loss per share                        $ (0.17)     $ (0.32)
                                                                  -------      -------
                                                                  -------      -------

(1) Includes outstanding common stock subject to repurchase under a stock restriction agreement which lapsed upon the consummation of the initial public offering in January 1999.